Exhibit 21

Subsidiaries of Health Net, Inc. as of January 19, 2011

Health Net, Inc. (DE)(95-4288333)

(All Subsidiaries wholly owned unless otherwise indicated)

•	Health Net of California, Inc. (CA) (95-4402957)

•	Health Net Life Insurance Company (CA) (73-0654885)

•	Health Net Life Reinsurance Company (Cayman Islands) (98-0409907)

•	Health Net Community Solutions, Inc. (CA) (54-2174068)

•	Health Net of California Real Estate Holdings, Inc. (CA) (54-2174069)

•	Health Net of the Northeast, Inc. (DE) (06-1116976)

•	Health Net Foundation, Inc. (DE) (41-2241862)*

•	QualMed, Inc. (DE) (84-1175468)

•	QualMed Plans for Health of Colorado, Inc. (CO) (84-0975985)

•	Health Net Health Plan of Oregon, Inc. (OR) (93-1004034)

•	HSI Advantage Health Holdings, Inc. (DE) (23-2867299)

•	QualMed Plans for Health of Western Pennsylvania, Inc. (PA) (23-2867300)

•	Pennsylvania Health Care Plan, Inc. (PA) (25-1516632)

•	Health Net of Pennsylvania, LLC (PA)

•	FH Surgery Limited, Inc. (CA) (68-0390434)

•	FH Surgery Centers, Inc. (CA) (68-0390435)

•	Greater Sacramento Surgery Center Limited Partnership (CA) (68-0343818)**

•	Foundation Health Facilities, Inc. (CA) (68-0390438)

•	FH Assurance Company (Cayman Islands)(98-0150604)

•	Health Net Federal Services, LLC (DE) (68-0214809)

•	Health Net Preferred Providers, LLC (DE) (61-1388903)

•	Network Providers, LLC (DE) (88-0357895)

•	Health Net Pharmaceutical Services (CA) (68-0295375)

•	Health Net of Arizona Administrative Services, Inc. (AZ) (86-0660443)

•	Health Net of Arizona, Inc. (AZ) (36-3097810)

•	Managed Health Network, Inc. (DE) (95-4117722)

•	Managed Health Network (CA) (95-3817988)

•	MHN Services (CA) (95-4146179)

•	MHN Services IPA, Inc. (NY) (13-4027559)

•	MHN Government Services, Inc. (DE) (42-0680916)

•	MHN Global Services, Inc. (DE) (51-0589404)

•	Catalina Behavioral Health Services, Inc. (AZ) (51-0490598)

•	Health Net Services, Inc. (DE) (94-3037822)

•	Health Net Managing Partners, LLC (DE) (26-1406369)***

•	Health Net Funding, Inc. (DE) (26-1395366)

•	Health Net Investments, LLC (DE)

•	Health Net Financing, L.P. (DE) (26-1395236)****

•	National Pharmacy Services, Inc. (DE) (84-1301249)

•	Integrated Pharmacy Systems, Inc. (PA) (23-2789453)*****

•	QualMed Plans for Health of Pennsylvania, Inc. (PA) (23-2456130)

•	Health Net One Payment Services, Inc. (DE) (54-2153100)

*	Health Net Foundation, Inc. is a nonprofit, nonstock corporation exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code.
**	FH Surgery Centers, Inc. owns general and limited partnership units, representing approximately 66% of the total equity of Greater Sacramento Surgery Center Limited Partnership (which specific percentage fluctuates from time to time).
***	Health Net Managing Partners, LLC - 75% common interest is owned by Health Net, Inc. and 25% common interest is held by Health Net One Payment Services, Inc.
****	Health Net Financing, L.P. - 100% general partnership interest is held by Health Net Funding, Inc. and 100% of the Class B limited partnership interest is held by Health Net Investments, LLC.
*****	National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.